                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          GREENFIELD INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           GREENFIELD INDUSTRIES LOGO

                                 March 27, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Radisson Riverfront Hotel -- Augusta, Two Tenth Street, Augusta, Georgia 30901, at 9:30 a.m., Eastern Time, on Tuesday, May 6, 1997. On the following pages you will find the formal Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     We hope that you will attend and look forward to seeing you there.

                                           Sincerely,

                                           /s/ Donald E. Nickelson
                                           Donald E. Nickelson
                                           Chairman of the Board

                                           /s/ PAUL W. JONES
                                           Paul W. Jones
                                           President and Chief Executive Officer

                          GREENFIELD INDUSTRIES, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 6, 1997
                             ---------------------

To the Stockholders of
Greenfield Industries, Inc.:

     The Annual Meeting of Stockholders of Greenfield Industries, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Riverfront Hotel -- Augusta, Two Tenth Street, Augusta, Georgia 30901, on Tuesday, May 6, 1997, at 9:30 a.m., Eastern Time, for the following purposes:

          (1) To elect eight directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

          (2) To approve or disapprove amendments to the Company's Amended and Restated Employee Stock Option Plan;

          (3) To ratify or reject the appointment of Price Waterhouse LLP as independent auditors of the Company for the year ending December 31, 1997; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 21, 1997, are entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the close of business on March 21, 1997 will be available for inspection during normal business hours on or after April 20, 1997, at the offices of the Company at 2743 Perimeter Parkway, Building 100, Suite 100, Augusta, Georgia 30909 and will also be available at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Gary L. Weller

                                          Gary L. Weller
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

Augusta, Georgia
March 27, 1997

    PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                          GREENFIELD INDUSTRIES, INC.
                2743 PERIMETER PARKWAY, BUILDING 100, SUITE 100
                             AUGUSTA, GEORGIA 30909
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 6, 1997
                             ---------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Greenfield Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30 a.m., Eastern Time, Tuesday, May 6, 1997, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Radisson Riverfront Hotel -- Augusta, Two Tenth Street, Augusta, Georgia 30901. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about March 27, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 16,398,257 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's By-laws, all matters expected to be submitted for consideration at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting. All matters expected to be brought before the meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of nine members; however, in accordance with the By-laws, the Board has determined to reduce the number of directors to eight effective as of May 6, 1997. The stockholders will vote at the Annual Meeting for the election of eight directors for the one-year term expiring at the Annual Meeting of Stockholders in 1998. There are no family relationships among any directors or executive officers of the Company.

     The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

     The Board of Directors recommends voting "FOR" each of the nominees named below.

     The following material contains information concerning the nominees for election as directors.

           NAME OF NOMINEE             AGE              PRINCIPAL OCCUPATION             DIRECTOR SINCE
           ---------------             ---              --------------------             --------------
John W. Burge, Jr....................  64    Principal of John W. Burge & Assoc.,        February 1995
                                               Pensacola, Florida
Peter S. Finley......................  41    Senior Vice President -- Corporate          April 1986
                                               Development of Harbour Group Industries,
                                               Inc., St. Louis, Missouri
Paul W. Jones........................  48    President and Chief Executive Officer of    May 1993
                                               the Company, Augusta, Georgia
Robert E. Lefton.....................  65    President and Chief Executive Officer of    August 1993
                                               Psychological Associates, Inc., St.
                                               Louis, Missouri
Donald E. Nickelson..................  64    Chairman of the Board of the Company,       August 1993
                                               Augusta, Georgia; private investor
Robert W. Pratt, Jr..................  66    Strategic Management Consultant, Rye, New   February 1995
                                               York
Julian M. Seeherman..................  67    Management Consultant, St. Louis, Missouri  August 1993
Dennis W. Sheehan....................  63    Chairman of the Board, President and Chief  August 1993
                                               Executive Officer of AXIA, Incorporated,
                                               Lombard, Illinois

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

     Mr. Burge has been a Principal of John W. Burge & Assoc., a management consulting firm, since 1980 and was an advisory director of Emerson Electric Co., in St. Louis, Missouri, from 1980 to 1993. Prior to that time, he held the positions of President and General Manager of the Electronics and Space Division and Group Vice President, Government and Defense at Emerson Electric Co.

     Mr. Finley has been Senior Vice President -- Corporate Development of Harbour Group Industries, Inc., a company which provides corporate development services to its affiliates, since 1990. From 1985 to 1990, he served as Vice President of Harbour Group Industries, Inc. In addition, Mr. Finley holds various officer positions with operating companies owned by affiliates of Harbour Group Industries, Inc. He presently serves as a director of Omniquip International, Inc.

     Mr. Jones has been the President of the Company since 1989 and its Chief Executive Officer since 1993. From 1988 to 1989, he served as General
Manager -- Manufacturing for General Electric Transportation Systems. Prior to that time, Mr. Jones was the General Manager of General Electric Drives, Motor and Generator Operations. Mr. Jones received a Bachelor of Science degree in Engineering from the University of Evansville.

     Dr. Lefton has served as President and Chief Executive Officer of Psychological Associates, Inc., an international consulting, training and development firm headquartered in St. Louis, Missouri, since 1958. He presently serves as a director of Stifel Financial Corp., Wave Technology, Inc. and Allied Healthcare Products, Inc.

     Mr. Nickelson, a private investor, has served as Chairman of the Board of the Company since 1993. From 1988 to 1990, he served as President of Paine Webber Group, Inc., an investment banking and brokerage firm. Mr. Nickelson has served as Vice Chairman of Harbour Group Industries, Inc. since 1990. Mr. Nickelson currently serves as a trustee of Mainstay Mutual Funds, as a director of Corporate Property Associates #10 and Carey Institutional Properties, two real estate investment trusts located in New York, New York, Allied Healthcare Products, Inc., DT Industries, Inc. and Sugen, Inc., and as a director and Chairman of the Board of Omniquip International, Inc.

     Dr. Pratt has been a consultant in marketing and strategic management since 1992. Also since 1992, he has been Marketing Executive-in-Residence and an Adjunct Professor of Business at Columbia University's Graduate School of Business. From 1988 to 1992, he served as Executive Vice President of Avon Products, Inc., where he was responsible for business development and planning. Prior to joining Avon in 1983, Dr. Pratt held planning and marketing positions with R. J. Reynolds Industries, Heublein, Inc. and General Electric Company. He is a member of the Board of Advisors of The Michael Allen Company, consultants in strategic growth management.

     Mr. Seeherman has been a consultant specializing in strategic management since February 1996. Prior to such time, Mr. Seeherman served as the Chairman of the Board of Venture Stores, Inc., a retail chain of mass merchandising stores, from 1990 to 1996, as its Chief Executive Officer from 1990 to 1995 and as its President and Chief Executive Officer from 1982 to 1990.

     Mr. Sheehan has been Chairman of the Board, President and Chief Executive Officer of AXIA Incorporated, a privately-owned manufacturer of various commercial and industrial products, since 1984. Mr. Sheehan is a director of the Chamber of Commerce of the United States of America, The National Chamber Litigation Center, National Council on Crime and Delinquency, CST, Inc. (a paper processor located in Wheeling, Illinois), Bradington-Young, Inc. (a furniture manufacturer located in Hickory, North Carolina) and a director and Chairman of the Board of Allied Healthcare Products, Inc.

BOARD MEETINGS -- COMMITTEES OF THE BOARD

     The Board of Directors met six times during the fiscal year ended December 31, 1996. The Board of Directors presently maintains an Executive Committee, a Compensation and Options Committee, a Nominating Committee and an Audit Committee.

     The Executive Committee consists of James C. Janning, a director who will be retiring from the Board of Directors upon the expiration of his current term, and Messrs. Jones, Nickelson and Pratt. The Executive Committee exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee met six times during the year ended December 31, 1996.

     The Compensation and Options Committee consists of Messrs. Janning, Lefton, Nickelson and Sheehan and reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and administers the Company's incentive compensation bonus and stock option plans in effect from time to time, unless otherwise specified in such plan. The Compensation and Options Committee met five times during the year ended December 31, 1996.

     The Nominating Committee is comprised of Messrs. Burge, Janning, Lefton and Sheehan and recommends nominees for election to the Board of Directors. The Nominating Committee held one meeting during the year ended December 31, 1996. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 1998 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than November 26, 1997.

     The Audit Committee consists of Messrs. Burge, Finley, Pratt, Seeherman and Sheehan and recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held four meetings during the year ended December 31, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of March 21, 1997:

                                                          SHARES OWNED       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIALLY   OUTSTANDING SHARES
------------------------------------                      ------------   ------------------
FMR Corp.(1)............................................   1,426,400            8.7%
  82 Devonshire Street
  Boston, Massachusetts 02109
J. & W. Seligman & Co. Incorporated(2)..................   1,211,591            7.4
  100 Park Avenue
  New York, New York 10017
Jurika & Voyles, Inc.(3)................................   1,067,775            6.5
  1999 Harrison Street, Suite 700
  Oakland, California 94612
The Capital Group Companies, Inc.(4)....................   1,023,710            6.2
  333 South Hope Street
  Los Angeles, California 90071
Denver Investment Advisors LLC(5).......................     941,115            5.7
  1225 17th Street, 26th Floor
  Denver, Colorado 80202
First Chicago NBD Corporation(6)........................     893,050            5.4
  One First National Plaza
  Chicago, Illinois 60670

---------------

(1) Information obtained from Amendment No. 3 to Schedule 13G, which was filed with the Securities and Exchange Commission on or about February 14, 1997 by FMR Corp., as the parent holding company of several entities which beneficially own the Company's Common Stock.
(2) Information obtained from Schedule 13G, which was filed with the Securities and Exchange Commission on or about February 13, 1997 by J. & W. Seligman & Co. Incorporated.
(3) Information obtained from Amendment No. 3 to Schedule 13G, which was filed with the Securities and Exchange Commission on or about February 13, 1997 by Jurika & Voyles, Inc.
(4) Information obtained from Schedule 13G, which was filed with the Securities and Exchange Commission on or about February 14, 1997 by The Capital Group Companies, Inc., as the parent holding company of several entities which beneficially own the Company's Common Stock.
(5) Information obtained from Amendment No. 1 to Schedule 13G, which was filed with the Securities and Exchange Commission on or about February 10, 1997 by Denver Investment Advisors LLC.
(6) Information obtained from Schedule 13G, which was filed with the Securities and Exchange Commission on or about February 4, 1997 by First Chicago NBD Corporation, as the parent holding company of several entities which beneficially own the Company's Common Stock.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

     The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of March 21, 1997. See "Executive Compensation."

                                                              SHARES OWNED       PERCENT OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY   OUTSTANDING SHARES
------------------------                                      ------------   ------------------
Paul W. Jones(1)............................................    165,932             1.0%
Gary L. Weller(2)...........................................     46,094              *
Peter K. Hunt(3)............................................     23,185              *
Henry G. Libby(4)...........................................     12,741              *
Roger B. Farley(5)..........................................      9,197              *
John W. Burge, Jr.(6).......................................      4,500              *
Peter S. Finley(7)..........................................     51,300              *
James C. Janning(8).........................................     86,600              *
Robert E. Lefton(9).........................................      6,300              *
Donald E. Nickelson(10).....................................     11,500              *
Robert W. Pratt, Jr.(11)....................................      4,500              *
Julian M. Seeherman(12).....................................      7,500              *
Dennis W. Sheehan(13).......................................     13,000              *
All directors and executive officers as a group (15
  persons)..................................................    454,906             2.8%
                                                                =======             ===

---------------

   * Less than 1.0%.
 (1) Represents 134,682 shares owned by Mr. Jones and 31,250 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Company's Employee Stock Option Plan (the "Employee Plan"). Excludes an aggregate of 134,250 shares subject to the terms of the Company's several employee benefit plans which are not currently exercisable or which have not been earned. Also excludes 1,100 shares of Common Stock owned by his spouse, as to which Mr. Jones disclaims beneficial ownership.
 (2) Represents 32,344 shares owned by Mr. Weller and 13,750 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Employee Plan. Excludes an aggregate of 67,650 shares subject to the terms of the Company's several employee benefit plans which are not currently exercisable or which have not been earned.
 (3) Represents 15,935 shares owned by Mr. Hunt and 7,250 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Employee Plan. Excludes an aggregate of 64,400 shares subject to the terms of the Company's several employee benefit plans which are not currently exercisable or which have not been earned. Also excludes 100 shares of Common Stock owned by his daughter, as to which Mr. Hunt disclaims beneficial ownership.
 (4) Excludes an aggregate of 10,000 shares subject to the terms of the Company's Employee Plan which are not currently exercisable.
 (5) Represents 4,322 shares owned by Mr. Farley and 4,875 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Employee Plan. Excludes an aggregate of 30,625 shares subject to the terms of the Company's Employee Plan which are not currently exercisable.
 (6) Represents 1,000 shares owned by Mr. Burge and 3,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the 1993 Directors Non-Qualified Stock Option Plan (the "1993 Directors Plan") and the 1995 Directors Non-Qualified Stock Option Plan (the "1995 Directors Plan" and, together with the 1993 Directors Plan, the "Directors Plans"). Excludes 7,500 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.
 (7) Represents 45,300 shares owned by Mr. Finley and 6,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 5,000 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.

 (8) Represents 80,100 shares owned by Mr. Janning and 6,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 5,000 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable and 600 shares of Common Stock owned by his spouse, as to which Mr. Janning disclaims beneficial ownership.
 (9) Represents 300 shares owned by Dr. Lefton and 6,000 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 5,000 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.
(10) Represents 3,000 shares owned by Mr. Nickelson and 8,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 7,500 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.
(11) Represents 1,000 shares owned by Dr. Pratt and 3,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 7,500 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.
(12) Represents 1,000 shares owned by Mr. Seeherman and 6,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 5,000 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.
(13) Represents 6,500 shares owned by Mr. Sheehan and 6,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 5,000 shares issuable pursuant to options granted under the 1993 Directors Plan which are not currently exercisable.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of
Directors:

NAME                                       AGE   POSITION(S)
----                                       ---   -----------
Paul W. Jones............................  48    President and Chief Executive Officer(1)
Gary L. Weller...........................  36    Senior Vice President and Chief Financial
                                                 Officer; Secretary(2)
Peter K. Hunt............................  50    Senior Vice President-Industrial Products
                                                 Group(3)
Henry G. Libby, III......................  57    Senior Vice President-Consumer Products
                                                 Group(4)
Roger B. Farley..........................  53    Vice President-Human Resources(5)
Ajita G. Rajendra........................  45    Vice President-Electronics Products
                                                 Group(6)
Mark R. Richards.........................  37    Vice President-Business Development(7)

---------------

(1) See information under "Election of Directors."
(2) Mr. Weller has been the Senior Vice President and Chief Financial Officer and Secretary of the Company since May 1993. From 1991 to 1993, he served as the Company's Director of Operations in Greenfield, Massachusetts and from 1988 to 1991 he was the Corporate Controller of the Company. Prior thereto, Mr. Weller, a Certified Public Accountant, served as an audit manager with Price Waterhouse. He received a Bachelor of Science degree in Business Administration from Central Missouri State University.
(3) Mr. Hunt has been the Senior Vice President-Industrial Products Group of the Company since October 1995. From 1993 to 1995, he served as the Company's Vice President-Manufacturing in Augusta, Georgia. Prior to joining the Company, from 1988 to 1993, he served as Vice President-Operations of A.B. Dick Company in Chicago, Illinois, a manufacturer of printing and reprographics equipment and a wholly-owned subsidiary of GEC Plc UK. Mr. Hunt, a Chartered Engineer, received a Bachelor of Technology degree, with honors, in Industrial Engineering and Management from Loughborough University in the United Kingdom.
(4) Mr. Libby has been the Senior Vice President-Consumer Products Group of the Company since January 1996. From 1994 to 1996, Mr. Libby served as Vice President of Rule Industries, Inc., a manufacturer of cutting tools and marine products which was acquired by the Company in January 1996, and as President of Rule Manufacturing, Inc., a subsidiary of Rule Industries, Inc. From 1990 to 1994, he served as President and Chief Executive Officer of The Disston Company, a manufacturer of cutting tools and power tool accessories, the assets of which was acquired by Rule Industries, Inc., in 1994.
(5) Mr. Farley has been the Vice President-Human Resources of the Company since June 1994. From 1981 to 1994, Mr. Farley served as Manager-Human Resources for General Electric Industrial Systems and Services. He received a Bachelor of Science degree in Business Administration from Eastern Kentucky University.
(6) Mr. Rajendra has been the Vice President-Electronics Products Group since July 1996. Prior to joining the Company, he worked in various capacities at Corning, Inc. for 18 years. He served as Director, Retail Operations and Development of Corning Inc. from 1994 to 1996, as Business Director, Corning-Cookware from 1993 to 1994 and as President, Revereware Corporation from 1991 to 1993 (a Corning subsidiary). He received a Bachelor of Science degree in Chemical Engineering from Indian Institute of Technology and a Masters of Business Administration from Carnegie-Mellon University.
(7) Mr. Richards has been the Vice President-Business Development of the Company since July 1995. From 1992 to 1995, he served as Associate Director of Corporate Strategic Marketing and Planning for Searle & Co., a pharmaceutical manufacturer which is a wholly-owned subsidiary of Monsanto Company. From 1989 to 1992, he served as a Senior Associate at Coopers & Lybrand in the financial services group.

Mr. Richards received a Bachelor of Science degree from Michigan State University and a Masters of Management degree from the Kellogg School of Management at Northwestern University.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years ended December 31, 1994, 1995 and 1996 to the chief executive officer and to the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                ----------------------------------    ---------------------------------------
                                                         OTHER         STOCK      RESTRICTED     RESTRICTED
                                                         ANNUAL        OPTION    STOCK AWARDS   STOCK AWARDS     ALL OTHER
NAME AND                         SALARY     BONUS     COMPENSATION     AWARDS    (BONUS PLAN)   (EQUITY PLAN)   COMPENSATION
PRINCIPAL POSITION       YEAR    ($)(1)     ($)(2)       ($)(3)       (SHARES)    ($)(4)(6)       ($)(5)(6)         ($)
------------------       ----   --------   --------   ------------    --------   ------------   -------------   ------------
Paul W. Jones..........  1996   $424,622   $150,000     $20,244(7)         --      $202,491       $169,875        $ 1,176(8)
  President and          1995    395,333    225,000      21,910(7)         --       303,750        305,000         11,170(8)
  Chief Executive        1994    330,953    320,000      17,196(7)     25,000            --             --          1,212(8)
  Officer
Gary L. Weller.........  1996    199,159     80,000       5,331(7)         --        23,985         60,400            530(8)
  Senior Vice President  1995    185,767    120,000       5,331(7)         --        53,985        244,000            447(8)
  and Chief Financial    1994    134,888    120,000       4,989(7)     15,000            --             --            286(8)
  Officer
Peter K. Hunt..........  1996    210,295     49,000          --            --        25,191         60,400          1,094(8)
  Senior Vice            1995    180,950     87,500          --            --        50,600        244,000            664(8)
President -- Industrial  1994    152,666     70,000          --        14,000            --             --         63,482(10)
  Products Group(9)
Henry G. Libby.........  1996    393,687     50,000          --        10,000        67,497             --            384(8)
  Senior Vice
  President -- Consumer
  Products Group(11)
Roger B. Farley........  1996    154,692     33,000          --        10,000        29,698             --          2,602(8)
  Vice President --      1995    149,721     48,000          --         6,000        43,188             --         75,841(13)
  Human Resources(12)    1994     67,000     83,000(14)        --      19,500            --             --         62,060(15)

---------------

 (1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan.
 (2) Reflects bonus payments earned during the fiscal year, all or a portion of which may have been paid in a subsequent fiscal year. Excludes a portion of the bonus payments earned during the years ended December 31, 1995 and 1996 which the Named Executive Officers elected to receive in shares of restricted Common Stock pursuant to the Company's 1995 Restricted Stock Bonus Plan.
 (3) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives.
 (4) Represents the value of shares of restricted Common Stock, as of the bonus award date, which each of the Named Executive Officers has elected to receive in lieu of a portion of their 1996 and 1995 bonuses pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan. For 1995, Messrs. Jones, Weller, Hunt and Farley were awarded 9,959, 1,770, 1,659 and 1,416 shares of such restricted Common Stock, respectively, which vest ratably over a five-year period from the date of grant. For 1996, Messrs. Jones, Libby and Farley were awarded 8,223, 2,741 and 1,206 shares of such restricted Common Stock, respectively, which vest ratably over a five-year period from the date of grant, and Messrs. Weller and Hunt were awarded 974 and 1,023 shares of such restricted Common Stock, respectively, which vest ratably over a three-year period from the date of grant.
 (5) Represents the value as of the date restricted shares of Common Stock were earned pursuant to the terms of the Company's 1995 Equity Incentive Plan.

 (6) As of December 31, 1996, the number and value of the aggregate shares of restricted Common Stock earned and beneficially held by the Named Executive Officers pursuant to the Company's 1995 Restricted Stock Bonus Plan and 1995 Equity Incentive Plan were as follows: Mr. Jones, 24,459 shares with a value of $749,057; Mr. Weller, 11,370 shares with a value of $348,206; Mr. Hunt, 11,259 shares with a value of $344,807; and Mr. Farley, 1,416 shares with a value of $43,365. The executive officers retain dividend and voting rights to the restricted shares.
 (7) The amount shown represents a bonus paid to reimburse the interest cost on a promissory note used to purchase certain shares of Common Stock. See "Certain Transactions -- Agreements with Existing Stockholders."
 (8) Reflects premiums paid on a term life insurance policy.
 (9) Reflects compensation received by Mr. Hunt in his capacity as Senior Vice President -- Industrial Products Group from October 1995 to present and as Vice President -- Manufacturing from August 1993 to September 1995.
(10) Reflects premiums paid on a term life insurance policy of $641 and amounts paid for relocation expenses totalling $62,841.
(11) Mr. Libby joined the Company as the Senior Vice President -- Consumer Products Group in January 1996.
(12) Mr. Farley joined the Company as the Vice President -- Human Resources in June 1994.
(13) Reflects premiums paid on a term life insurance policy of $791 and amounts paid for relocation expenses totalling $75,050.
(14) Includes $35,000 paid to Mr. Farley as a signing bonus when he joined the Company in June 1994.
(15) Reflects premiums paid on a term life insurance policy of $192 and amounts paid for relocation expenses totalling $61,868.

     The following table sets forth information concerning options granted during the year ended December 31, 1996 under the Company's stock option plans to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                      ------------------------------------------------
                                                   PERCENTAGE                             POTENTIAL REALIZABLE
                                                    OF TOTAL                                VALUE AT ASSUMED
                                      NUMBER OF     OPTIONS                               ANNUAL RATE OF STOCK
                                      SECURITIES   GRANTED TO                            PRICE APPRECIATION FOR
                                      UNDERLYING   EMPLOYEES    PER SHARE                     OPTION TERM
                                       OPTIONS     IN FISCAL    EXERCISE    EXPIRATION   ----------------------
NAME                                   GRANTED     1996(1)(2)     PRICE        DATE         5%          10%
----                                  ----------   ----------   ---------   ----------   ---------   ----------
Paul W. Jones.......................       --          --%       $   --            --      $    --     $     --
Gary L. Weller......................       --          --            --            --           --           --
Peter K. Hunt.......................       --          --            --            --           --           --
Henry G. Libby......................    5,000           2         30.00       1/12/06       94,334      239,061
                                        5,000           2         26.50      11/12/06       83,329      211,171
Roger B. Farley.....................    2,000         0.8         30.00       1/12/06       37,734       95,625
                                        4,000         1.6         30.50       8/14/06       76,725      194,437
                                        4,000         1.6         26.50      11/12/06       66,663      168,937

---------------

(1) Options to purchase a total of 245,900 shares were granted under the Employee Plan in 1996, the purpose of which is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company.
(2) Represents options granted pursuant to the Employee Plan with an exercise price equal to the market price on the date of grant. Options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of December 31, 1996.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                                               UNEXERCISED,
                                                                   NUMBER OF                   IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT              OPTIONS AT
                                 SHARES                        DECEMBER 31, 1996             DECEMBER 31, 1996
                                ACQUIRED        VALUE     ---------------------------   ---------------------------
           NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ---------------   --------   -----------   -------------   -----------   -------------
Paul W. Jones..............          --        $    --      31,250         43,750        $407,813       $492,188
Gary L. Weller.............          --             --      13,750         21,250         171,563        222,188
Peter K. Hunt..............       3,750         77,812       7,250         18,000          78,344        180,188
Roger B. Farley............          --             --       4,875         30,625          49,250        171,250
Henry G. Libby.............          --             --          --         10,000              --         23,750

EMPLOYMENT AGREEMENTS

     Henry G. Libby, Senior Vice President -- Consumer Products Group of the Company, is employed by the Company pursuant to an Employment and Noncompetition Agreement dated January 12, 1996, which expires in 2001. Under the terms of the agreement, Mr. Libby is entitled to receive a base salary of $400,000 per annum and a minimum annual bonus of $100,000. The agreement also provides for certain severance benefits in the event of termination of employment other than for cause and obligates Mr. Libby to comply with certain confidentiality and noncompetition provisions. Except for the agreement with Mr. Libby, the Company does not have employment or severance agreements with any of its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Janning was appointed as a member of the Compensation and Options Committee upon its formation in August 1993. Mr. Janning previously served as Secretary-Treasurer of the Company and held offices with certain of the Company's subsidiaries until May 1993. Mr. Janning was not compensated for these officer positions. Mr. Janning was indebted to the Company during the fiscal year ended December 31, 1996, as evidenced by certain promissory notes, in an amount in excess of $60,000 and received a bonus in the amount of the interest cost of such notes plus all federal and state income taxes applicable to such payments. See "Certain Transactions -- Agreements with Existing Stockholders."

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to receive an annual fee of $15,000 for his services as a director and additional fees of $1,000 for attendance at each meeting of the full Board of Directors and $750 for attendance at each meeting of committees of the Board of Directors. Directors are also entitled to reimbursement for their expenses incurred in attending meetings.

     1993 Directors Plan. The Company maintains the 1993 Directors Plan which provides for the granting of non-qualified stock options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares).

     The 1993 Directors Plan is administered by the Board of Directors. Options granted under the 1993 Directors Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof. All options granted under the 1993 Directors Plan expire ten years from the date of grant.

     Options granted under the 1993 Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Board may permit.

     The 1993 Directors Plan by its express terms provides for the grant of options thereunder to each eligible director serving on the date of the Company's initial public offering with respect to 10,000 shares of Common Stock, and an additional option to the Chairman of the Board of Directors with respect to 5,000 shares of Common Stock, in each case at the initial public offering price. In addition, the 1993 Directors Plan provides for the grant of options to each person first becoming an eligible director subsequent to the date of the Company's initial public offering with respect to 10,000 shares of Common Stock and the grant of an additional option to each person first becoming Chairman of the Board subsequent to such date with respect to 5,000 shares of Common Stock. In connection with the adoption of the 1995 Directors Plan, the 1993 Directors Plan was terminated in May 1996.

     The 1995 Directors Plan. The 1995 Directors Plan provides for the granting of non-qualified stock options to purchase up to 125,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares) to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries. Effective with the 1997 Annual Meeting of Stockholders, there are seven such directors.

     Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock are granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common Stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant.

     In addition, the 1995 Directors Plan provides that options to purchase 1,000 shares of Common Stock are granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a standing committee maintained by the Board of Directors from time to time. If a director is elected to serve a term of more than one year, in addition to the option described in the preceding sentence, such director shall, during such term, be granted an option with respect to 1,000 shares of Common Stock on each anniversary of the date of reelection except in the year in which the term expires. All options described in this paragraph may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

     Other options may be granted under the 1995 Directors Plan from time to time pursuant to terms determined by the Board of Directors of the Company. All options granted under the 1995 Directors Plan are nontransferable and subject to certain limitations upon the removal or resignation of the director, as set forth in the 1995 Directors Plan, and expire ten years from the date of grant. No payments or contributions are required to be made by the directors other than in connection with the exercise of options. The 1995 Directors Plan will terminate on the tenth anniversary of its effective date, which is the date of approval by the stockholders, and no further options may be granted after such date.

     The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time). As of March 21, 1997, such price was $22.75. Upon exercise of an option, the purchase price therefor shall be payable in full to the Company in cash or in kind or a combination thereof, by delivery of shares having a fair market value, or surrender of currently exercisable options having a value on the date of exercise, equal to the portion of the exercise price so paid, as determined by the Board of Directors.

     As adopted, the 1995 Directors Plan was intended to provide formula awards in accordance with certain then applicable exemptive rules of the SEC and is administered by the Board of Directors of the Company, which may delegate administration thereof to a committee of the Board. The Board may, in its discretion, terminate or suspend the 1995 Directors Plan at any time. The Board may also amend or revise the 1995 Directors Plan, or the terms of any option granted under such plan, without stockholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the plan, change the purchase price established or expand the category of individuals eligible to participate in such plan. No amendment, suspension or termination will alter or impair any rights or obligations under any option previously granted without the consent of the grantee.

     Set forth below is information with respect to options outstanding under the Directors Plans.

                                                                                         EXERCISE PRICE
NAME                                                DATE OF GRANT    NUMBER OF SHARES      PER SHARE
----                                                -------------    ----------------    --------------
John W. Burge, Jr.................................     2/28/95            10,000             $25.75
                                                       5/01/96             1,000              37.00
Peter S. Finley...................................     7/29/93            10,000              15.50
                                                       5/01/96             1,000              37.00
James C. Janning..................................     7/29/93            10,000              15.50
                                                       5/01/96             1,500              37.00
Robert E. Lefton..................................     8/10/93            10,000              16.00
                                                       5/01/96             1,000              37.00
Donald E. Nickelson...............................     8/10/93            15,000              16.00
                                                       5/01/96             1,000              37.00
Robert W. Pratt, Jr...............................     2/28/95            10,000              25.75
                                                       5/01/96             1,000              37.00
Julian M. Seeherman...............................     8/10/93            10,000              16.00
                                                       5/01/96             1,500              37.00
Dennis W. Sheehan.................................     8/10/93            10,000              16.00
                                                       5/01/96             1,500              37.00
                                                                         -------
          Total...................................                        94,500
                                                                         =======

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's Amended and Restated Certificate of Incorporation limits the liability of directors for money damages, and the Company's By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law.

BOARD COMPENSATION AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Options Committee (the "Committee"), whose purpose is to administer the Company's executive compensation policies, is composed entirely of non-employee members of the Board of Directors and reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company's employee benefit plans and arrangements and approves annual or other awards to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer, all other executive officers and certain other officers, sets overall policy and considers in general the basis of the levels of compensation of other key employees.

     Policy and Objectives. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links certain elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of shareholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives, consisting of stock options and grants of restricted stock.

     Base Salary. As a general principle, base salaries for the chief executive officer, as well as other executive officers of the Company, are determined by comparing salary data for similar positions in companies that match the Company's size in sales and earnings. In 1993, the Committee commissioned a study, which was updated in 1995, performed by an independent employee benefits consulting firm to evaluate executive compensation at such companies. The results of this study were considered by the Committee in setting target compensation, composed of base salary and bonus, for the executive officers of the Company, including the chief executive officer. Target base salary for each of the Company's executive officers generally approximates the 50th percentile amount in the salary survey for the corresponding position. The Committee anticipates that it will periodically use updated versions of this study or other independent studies or salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each executive officer is evaluated annually and salary adjustments are also based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance and position in the salary study or survey range. The Committee approves base salary adjustments for the Named Executive Officers, including the chief executive officer.

     In fiscal 1996, the Committee increased the chief executive officer's base salary to $430,000, effective May 1, 1996. The increase was based primarily on an evaluation of salaries for chief executive officers of comparable companies, as indicated in an independent salary survey, and was set to approximate the 50th percentile amount in such salary survey. In addition, Mr. Jones played a major role in integrating new acquisitions into the Company's existing businesses, successfully managed the Company through a major reorganization and developed sound strategic and operating plans for the Company's future. No specific weighting was assigned to any of these factors in determining the base salary increase.

     Cash Incentive Compensation. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. Target bonuses for each of the Company's executive officers generally approximate the 50th percentile amount in the salary survey for the corresponding position, with the ability to earn additional amounts based upon performance. Generally, these additional amounts have approximated the 75th percentile. The actual amount of incentive compensation paid to each executive officer is predicated on the financial performance of the Company and an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing shareholder value and may vary from the target amounts in the discretion of the Committee. Bonuses are calculated first, by reviewing corporate performance and determining, based on such performance, what percentage of the target compensation each of the executive officers, including the chief executive officer, should receive; and second, by reviewing previously established individual goals for each executive officer. Corporate performance and individual goals each comprise a pre-set percentage of annual cash incentive compensation. Actual bonuses for fiscal 1996 for the chief executive officer and several of the other Named Executive Officers approximated the 50th percentile in the salary survey, based on actual corporate performance and the attainment of individual goals.

     Stock-Based Incentives. The Committee also utilizes stock-based incentives which attempt to reflect the executive's potential impact on corporate financial and operational performance. The first of these, the Employee Plan, is a long-term stock incentive program for the executive officers and key employees. The basic objective of this plan is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. This program represents a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock. Under the Employee Plan, approved by the stockholders, stock option grants are approved periodically by the Committee. Stock options granted under the plan have an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and, after two years, vest 25% annually.

     During 1995, the Board of Directors adopted two other long-term incentive programs for the chief executive officer, other executive officers and certain other key employees. The Company's 1995 Equity Incentive Plan (the "Incentive Plan") is intended to provide performance- and retention-based stock incentives for the chief executive officer and up to three additional executive officers. The objective of this plan is similar to that of the Employee Plan, in that it seeks to align senior executive and stockholder interests by forging a direct relationship between stock-based compensation and stockholders' level of return as measured by increases in stock price and earnings per share. The Incentive Plan provides for three types of stock grants, each of which has separate criteria for vesting but all of which are subject to the continued employment of the executive. The first type of stock grant, time-lapse restricted stock, is intended as the primary retention device and vests ratably four, five and six years after the date of grant. Performance-contingent restricted stock granted under the Incentive Plan is earned by the executive in increments based on specified increases in stock price over the market price on the date of grant. Once earned, performance-contingent restricted stock vests in full three years from the date on which it is earned, provided, however, that no performance-contingent restricted stock may vest less than five years from the date of grant. The third type of stock grant, performance shares, are earned at the end of the fourth full fiscal year following the date of grant based on increases in earnings per share. The executive may earn a range of performance shares based on the level of the increase in earnings. Once earned, these shares vest ratably one, two and three years after the earned date. The executives have voting rights and earn dividends with respect to time-lapse restricted stock and earned performance-contingent restricted stock and performance shares.

     Awards under the Incentive Plan have been made to four executives, including the chief executive officer. In determining the size of each grant, the Committee considered past performance of the executive, the performance of the Company, the size of similar grants made to chief executive officers and other senior executives at companies similar in size to the Company and the key role the executive is expected to play in the Company's future success. To earn all of the shares granted pursuant to the Incentive Plan, the executive must remain in the employ of the Company for at least seven years and the Company must achieve aggressive earnings per share and stock price appreciation goals over specified periods of time.

     The Committee intends grants under the Incentive Plan to qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") so that all such compensation will be deductible by the Company. Section 162(m) qualification requires, among other factors, the administration of the Incentive Plan by "outside directors," as that term is defined in the current regulations promulgated pursuant to Section 162(m). Accordingly, the Committee has designated two of its members, Messrs. Sheehan and Lefton, each of whom qualify as "outside directors" under such regulations, as the committee responsible for administering the Incentive Plan. The Committee may also, from time to time, take such additional measures as are appropriate to ensure compliance of the Incentive Plan with Section 162(m). Other than in respect of the Incentive Plan, the Committee has not adopted a policy with respect to compliance with Section 162(m) for other compensation payable to covered executive officers.

     The Company's 1995 Restricted Stock Bonus Plan is intended to permit executives and other key employees to obtain a proprietary interest in the Company's Common Stock and to increase the retention of such executives by providing an economic incentive to remain with the Company. Pursuant to this plan, executives designated by the Committee as eligible to participate may elect to receive up to 50% of their annual cash incentive compensation in restricted stock. The executive receives stock having a value of 120% or 135% of the bonus deferred by selecting a three or five year period of restriction, respectively. The restricted stock then vests ratably over such three or five year period, subject to the executive's continued employment with the Company.

                                          Compensation Committee
                                          Dennis W. Sheehan, Chair
                                          James C. Janning
                                          Robert E. Lefton
                                          Donald E. Nickelson

PERFORMANCE GRAPH

     The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and an index comprised of six companies traded on various exchanges which the Company believes to present a representative peer group of the Company. The Nasdaq Stock Market and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                        CRSP INDEX FOR
                                                         NASDAQ STOCK
        MEASUREMENT PERIOD             GREENFIELD         MARKET (US       SELF-DETERMINED
      (FISCAL YEAR COVERED)         INDUSTRIES, INC.      COMPANIES)         PEER GROUP
7/30/93                                       100.000            100.000            100.000
12/31/93                                      132.066            110.427            120.078
6/30/94                                       124.365            100.838            104.566
12/30/94                                      153.440            107.940            108.775
6/30/95                                       185.824            134.598            133.421
12/29/95                                      200.672            152.549            135.135
6/28/96                                       212.390            172.823            133.445
12/31/96                                      197.757            187.765            132.441

     Companies in the Self-Determined Peer Group:

Cincinnati Milacron, Inc.  Kennametal Inc.
Devlieg-Bullard Inc.       Regal-Beloit Corporation
Giddings & Lewis, Inc.     The L.S. Starrett Company

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 7/30/93 .

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1996, except that Peter K. Hunt, an executive officer of the Company, failed to timely file one Form 4 relating to the acquisition of 100 shares of the Company's Common Stock by his daughter.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

     On January 26, 1994, the Company entered into an Operations Consulting and Advisory Services Agreement (the "HGL Services Agreement") with Harbour Group Ltd. ("HGL"), pursuant to which HGL provides management consulting services to the Company for a one year term, which term will automatically renew from year to year until terminated by the Company or HGL upon 30 days' notice. Certain of the Company's directors serve as executive officers or directors of HGL or its affiliates. Specifically, Mr. Janning serves as an executive officer and Mr. Nickelson serves as a director of HGL. In addition, Mr. Finley serves as an executive officer of an affiliate of HGL. Under the HGL Services Agreement, the Company compensates HGL for management consulting services at HGL's approximate costs incurred in performing such services. The HGL Services Agreement was amended and restated on March 20, 1996 to provide that management consulting services performed thereunder be compensated pursuant to a set fee schedule. The Company also entered into a Corporate Development Consulting and Advisory Services Agreement (the "HGI Services Agreement") with Harbour Group Industries, Inc. ("HGI") on January 26, 1994 pursuant to which HGI provides corporate development services to the Company for a one year term, which term will automatically renew from year to year until terminated by the Company or HGI upon 30 days' notice. Two of the Company's directors, Messrs. Finley and Nickelson, serve as executive officers of HGI. In addition, Mr. Janning serves as an executive officer of an affiliate of HGI. Under the HGI Services Agreement, the Company compensates HGI for corporate development services by paying an annual fee equal to the greater of $100,000 or HGI's approximate costs incurred in performing such services, plus a transaction fee equal to an amount which ranges from 2.5% of the first $1 million of the purchase price to 0.5% of the portion of the purchase price in excess of $4 million for each completed acquisition or disposition by the Company in which HGI performs services during the term of the HGI Services Agreement, subject to a minimum fee per transaction of $125,000. On March 20, 1996 the HGI Services Agreement was amended and restated to eliminate the minimum annual fee and to provide that corporate development services performed thereunder be compensated pursuant to a set fee schedule. In addition, under the amended and restated HGI Services Agreement, the Company may receive fees for the performance of corporate development services for HGI.

     The terms of the HGL Services Agreement were determined by HGL and the Company to preserve the historical arrangement between the Company and HGL whereby HGL provided the Company with management consulting and advisory services at approximate cost prior to the Company's initial public offering in 1993. The terms of the HGI Services Agreement were determined in part to reimburse HGI for the estimated approximate annual cost of HGI personnel engaged in performing services for the Company thereunder and in part with reference to customary formulas utilized by financial advisors for providing acquisition and/or divestiture-related services. The Company believes that the rates agreed to by the Company and HGI under such HGI Services Agreement is less than the rate customarily charged by other financial advisory service providers. The terms of each of these arrangements and the method of establishing the fees payable thereunder have been reviewed and approved by the Company's Audit Committee, whose membership consists of a majority of directors who are neither employees of the Company nor affiliates of HGL or HGI. Fees totalling approximately $53,000 and $580,000 were paid by the Company to HGL and HGI, respectively, during the year ended December 31, 1996.

     On August 5, 1994, the HGL Services Agreement was amended to confirm that the agreement applied to services relating to the feasibility of conducting manufacturing operations in Russia and other emerging market countries, as well as services incident thereto. On December 9, 1994, the Company entered into a letter agreement (the "HGTC Agreement") with Harbour Group Trading Corp. ("HGTC"), an affiliate of HGL and HGI, providing for the procurement of tungsten carbide and other materials. Under the terms of the HGTC Agreement, HGTC is entitled to receive, for the first two years of the agreement's term, a fee from the Company equal to 15% of the pre-tax savings realized by the Company based upon material purchases through HGTC. The HGTC Agreement also sets forth an understanding whereby the Company and HGTC would collectively explore the possibility of establishing a joint venture for the procurement of raw materials and, in connection therewith, share certain expenses. The terms of these arrangements were established by negotiation between the Company and HGTC and have been reviewed and approved by the Company's Audit Committee. No fees were paid by the Company under the HGTC Agreement during the fiscal year ended December 31, 1996.

     The Company believes that each of the related party transactions described herein was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In connection with the acquisition of Rule Industries, Inc. ("Rule"), the Company loaned Henry G. Libby, an officer of Rule and Senior Vice
President -- Consumer Products Group of the Company since the Rule acquisition, approximately $291,000 in 1995 for the payment of withholding taxes incurred by Mr. Libby in connection with the exercise of options to purchase an aggregate of 100,000 shares of Rule common stock. The loan bore interest at 8% and was paid in full on April 4, 1996. The Company also paid in 1996 approximately $222,000 in obligations of The Disston Company ("Disston"), an entity wholly-owned by Mr. Libby. In connection with the acquisition of Rule, the Company assumed certain obligations of Rule to Disston for the payment of expenses associated with the conduct of an arbitration proceeding as well as certain expenses related to maintenance of a facility owned by Disston. Disston was dissolved in 1996 and the Company has no further obligations to Disston pursuant to undertakings made in connection with the acquisition of Rule.

     Various members of management of the Company and its subsidiaries acquired common stock of the Company and its predecessors at prices determined by the Board of Directors of such companies, and the purchase price therefor was paid partly in cash and partly by delivery of promissory notes payable to the Company secured by the purchased shares. Such notes have a ten-year maturity, bear interest at fixed rates of interest from 6.39% to 10% per annum and are payable interest only annually, with one principal payment at maturity. In connection with such promissory notes, the companies agreed to pay annual bonuses to such stockholders in amounts equal to the annual interest payments on the notes plus all federal and state income taxes applicable to such payments. Each such stockholder entered into separate agreements with the companies and Harbour Group Investments, L.P., formerly a controlling stockholder of the Company (the "Stockholder Agreements"), providing for, among other things, restrictions on transfer of such shares, registration rights with respect to such shares, the mandatory repurchase of such shares upon termination of the holder's employment at a price based on a predetermined formula and a right of first refusal for the companies in the event of a bona fide offer from a third party. In connection with the consolidation of certain cutting tool companies owned by Harbour Group Investments, L.P. into the Company, the Company amended the Stockholder Agreements to eliminate substantially all of their provisions except those relating to noncompetition and confidentiality. The Company also amended each of the promissory notes issued in connection with purchases of common stock of the cutting tool companies to permit partial prepayments.

     At December 31, 1996, the following executive officer and directors had promissory notes in excess of $60,000 outstanding to the Company, each of which were issued in connection with the acquisition of Common Stock by such executive officer or director. Set forth below is certain information with respect to such promissory notes.

                                                                        BALANCE
                                                          HIGHEST     OUTSTANDING
                                                          BALANCE         AT        INTEREST     DUE
STOCKHOLDER                          POSITION           OUTSTANDING    12/31/96       RATE       DATE
-----------                          --------           -----------   -----------   --------   --------
Paul W. Jones.............  President and Chief           $82,270       $82,270        8.1%    12/31/99
                            Executive Officer;
                              Director                     66,263        66,263        6.5      4/26/03
James C. Janning..........  Director                       10,736        10,736       10.0      5/31/98
                                                           26,374        26,374        6.5      4/26/03
                                                           20,608        20,608       10.0      5/31/98
                                                           15,920        15,920        9.4      4/15/99
                                                            7,920         7,920       10.0      5/31/98
                                                           19,354        19,354        9.4      4/15/99

             APPROVAL OR DISAPPROVAL OF AMENDMENTS TO THE COMPANY'S
                AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

     The Board of Directors of the Company recently adopted amendments to the Employee Plan, subject to shareholder approval, to increase the number of shares for which stock options may be granted thereunder to 2,000,000 shares (subject to adjustment in the event of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like) and to change certain provisions in connection with recent SEC regulatory amendments. Currently, the Employee Plan provides for the granting of non-qualified and incentive stock options (the "Options") for up to 1,000,000 shares (subject to adjustment in the event of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like) of the Common Stock to certain key employees of the Company and its subsidiaries (the "Optionees"). Incentive options are intended to qualify as options described in Section 422 of the Internal Revenue Code of 1986, as amended. A key employee is one upon whose effort the Company is dependent for the successful conduct of its business. All officers and key salaried employees are eligible to participate in such Employee Plan subject to the Board of Directors' discretion to designate employees who are to receive Options. As of the date hereof, approximately 200 employees are eligible to participate in the Employee Plan.

CURRENT EMPLOYEE PLAN

     If any outstanding Options under the Employee Plan for any reason expire or are terminated, the shares of Common Stock subject to the unexercised portion of such Option or Options are again available for grants under the Employee Plan as if no Option had been granted with respect to such shares. There is no restriction on the number of Options or the maximum number of shares that may be granted to one person. However, the aggregate fair market value (determined as of the date an Option is granted) of the shares with respect to which incentive stock options are exercisable by any single employee during any calendar year cannot exceed $100,000.

     The Employee Plan is administered by the Board of Directors. Within the limitations of the Employee Plan, the Board will determine the individuals, if any, to whom Options shall be granted, the period or periods of exercisability of each Option, the number of shares subject to each Option, the Option price, and all other terms, including any reload options. No Options may be granted after July 1, 2004.

     No payments or contributions are required to be made by the Optionees other than in connection with the exercise of the Options. An Optionee may exercise each Option granted to such Optionee in such installments as the Board shall determine at the time of the grant thereof. Except as otherwise set forth in the Employee

Plan or the applicable non-qualified stock option agreement or incentive stock option agreement, an Option may be exercised in whole or in part at any time or from time to time. Upon exercise of an Option, the purchase price therefor shall be payable in full in cash or upon such terms as determined by the Board within the limitations of the Employee Plan. Options are nontransferable and subject to forfeiture or limitations upon termination of employment, as set forth therein.

     The purchase price for shares of Common Stock to be purchased upon the exercise of Options shall be established by the Board of Directors. Except as otherwise set forth in the Employee Plan, the Option price shall not be less than the fair market value of the Common Stock on the date of grant, which is presently equal to the last transaction price per share as reported by the Nasdaq Stock Market on that date.

     The Board may, in its discretion, terminate or suspend the Employee Plan at any time. The Board may also amend or revise the Employee Plan, or the terms of any Option granted under the Employee Plan, without shareholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the Employee Plan, change the purchase price established, or expand the category of individuals eligible to participate in the Employee Plan. No amendment, suspension, or termination shall alter or impair any rights or obligations under any Option previously granted without the consent of the Optionee.

AMENDMENTS TO THE EMPLOYEE PLAN

     The amendments to the Employee Plan increase the number of shares for which stock options may be granted to 2,000,000 shares (subject to adjustment in the event of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like). In accordance with certain regulatory changes recently promulgated by the SEC, the amendments also eliminate the requirement that certain amendments to the Employee Plan be approved by stockholders.

TAX AND OTHER INFORMATION

     Under current federal income tax laws, the grant of a non-qualified Option pursuant to the Employee Plan generally has no tax effect on the Company or the Optionee. Exercise of a non-qualified Option under the Employee Plan will result in taxable compensation income to the Optionee in the amount by which the fair market value of the Common Stock issued pursuant to the exercise, at the time of the exercise, exceeds the purchase price of such Common Stock under the non-qualified Option, and the Company generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the Optionee upon exercise of a non-qualified Option. Any transfer of Common Stock acquired upon exercise of a non-qualified Option may result in taxable income.

     The grant of an incentive Option pursuant to the Employee Plan generally has no tax effect on the Company or the Optionee. Exercise of an incentive Option under the Employee Plan will not be subject to the regular federal income tax, but may be subject to the alternative minimum tax. The Company will not be entitled to a tax deduction upon the exercise of an incentive Option. Any transfer of Common Stock acquired upon exercise of an incentive Option may result in taxable income, and the character of any such income as capital gain or ordinary income will depend on whether certain holding period requirements have been satisfied.

     Information relating to the Employee Plan and the amendments thereto is qualified in its entirety by reference to the Employee Plan, as amended, which is incorporated in full by reference thereto. Copies of the Employee Plan, as amended, are available at no charge upon written request directed to Greenfield Industries, Inc., 2743 Perimeter Parkway, Building 100, Suite 100, Augusta, Georgia 30909, Attention: Roger B. Farley, Vice President -- Human Resources.

     The Board of Directors recommends voting "FOR" the amendments to the Employee Plan.

PLAN BENEFITS UNDER THE EMPLOYEE PLAN

     As of March 21, 1997, the market value of the Common Stock underlying the Options was $22.75. Within the limitations of the Employee Plan, the Board has sole discretion in granting Options under the Employee Plan. Therefore, the benefits of any Options to be granted, if any, to the Named Executive Officers, to the current directors, to each nominee for election as a director, to each associate of any such directors, executive officers or nominees, to each other person who may receive five percent of such Options, and to all other employees who are not Named Executive Officers are not determinable.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP to be the independent auditors of the Company for the year ending December 31, 1997.

     A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

     The Board of Directors recommends voting "FOR" approval and ratification of such selection.

                               OTHER INFORMATION

     On February 6, 1996, the Board of Directors declared a dividend distribution of a right to purchase one one-hundredth of a share of Series A Preferred Stock (a "Right") to each share of Common Stock outstanding at the close of business on February 20, 1996 at an exercise price of $150.00 per Right. The Rights will be exercisable only if a person or group acquires 15% or more or the outstanding Common Stock of the Company or announces a tender offer following which it would hold 15% or more of such outstanding Common Stock. When exercisable, the Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 15% or more of the Company's outstanding shares of Common Stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares having a market value of two times the exercise price of the Right. The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable. The Rights expire in ten years.

     The foregoing description of the Rights is qualified in its entirety by the terms of the Rights Agreement dated February 6, 1996 between the Company and First Chicago Trust Company of New York, as Rights Agent, a copy of which has been filed as an exhibit to the Company's Current Report on Form 8-K dated February 6, 1996 which is incorporated herein by reference thereto.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged MacKenzie Partners, Inc. to solicit proxies in connection with this Proxy Statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Company of such solicitation is not expected to exceed $10,000, plus reasonable out-of-pocket expenses.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The rules of the SEC currently provide that stockholder proposals for the 1998 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1997 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 1998 Annual Meeting. Accordingly, any proposal received by the Company on or before November 26, 1997 will be considered for possible inclusion in the proxy materials for the 1998 Annual Meeting.

                             FINANCIAL INFORMATION

     The Company's 1996 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide, without charge, to any record or beneficial stockholder as of March 21, 1997, who so requests in writing, a copy of such 1996 Annual Report or the Company's 1996 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to Greenfield Industries, Inc., 2743 Perimeter Parkway, Building 100, Suite 100, Augusta, Georgia 30909, Attention: Gary L. Weller, Senior Vice President, Chief Financial Officer and Secretary.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Gary L. Weller

                                          Gary L. Weller
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

March 27, 1997

                                                                  APPENDIX A

                              AMENDED AND RESTATED
                           GREENFIELD INDUSTRIES, INC.
                           EMPLOYEE STOCK OPTION PLAN


                                   ARTICLE I
                                  INTRODUCTION

1.   Adoption and Purpose.
     ---------------------

     a. Greenfield Industries, Inc., a Delaware corporation (the "Company"), hereby adopts this Greenfield Industries, Inc. Employee Stock Option Plan
(the "Plan"), dated July 1, 1993 and reserves from the authorized but unissued shares of its Common Stock, par value $0.01 per share (the "Common Stock"), a total of 2,000,000 shares (the number of such shares being subject to adjustment as provided in Article III hereof) for issuance pursuant to the Plan, all on the terms set forth in the Plan.

     b. The purpose of the Plan is to provide selected key employees of the Company, key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, upon whose efforts the Company is dependent for the successful conduct of its business, an opportunity to obtain a proprietary interest in the Company, to increase such proprietary interest, or to benefit from the appreciation in the value of the Common Stock. The Plan will provide a means for such selected key employees to purchase shares of Common Stock pursuant to non-qualified stock options (the "Non-Qualified Options") and for such key employees to purchase shares of common stock pursuant to incentive stock options (the "Incentive Options," and, together with the Non-Qualified Options, the "Options"). Incentive Options are intended to qualify as options described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

     c. As used in the Plan,  the terms  "subsidiary  corporation"  and "parent
corporation"  shall  mean,   respectively,   a  corporation  coming  within
the definition of such terms contained in Sections 424(f) and 424(e) of the Code.

     d.   Shares   issued   pursuant  to  the  Plan  shall  be  fully  paid and
nonassessable.

2.   Administration.
     --------------

     a. The Plan shall be administered by the Board of Directors (the "Board") or such committee thereof as may be appointed from time to time by the Board of Directors. Any such committee shall consist of two or more individuals who shall be members of the Board and shall be comprised solely of directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any reference to the Board of Directors contained herein shall mean and include any such duly authorized committee thereof.

     b. Subject to the terms and conditions of the Plan, the Board shall have full and complete discretionary authority: (i) to construe and interpret the Plan; (ii) to define the terms used herein; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) subject to the conditions set forth in the Plan, to determine the individuals, if any, to whom Options shall be granted (the "Optionees"), the time or times at which Options shall be granted, the period or periods of exercisability of each Option, the number of shares to be subject to each Option, and the Option price; and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all Optionees and on their legal representatives and beneficiaries.

     c. In making any determination as to the individuals to whom Options shall be granted under the Plan and as to the number of shares of Common Stock to be covered by such Options, the Board shall take into account the duties of the respective individuals, their length of service, their amount of earnings, their present and potential contributions to the success of the Company, and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan; provided, however, that no participant shall be granted Incentive Options in any calendar year to purchase shares of stock in the Company or in any subsidiary corporation or parent corporation of the Company in excess of the maximum allotment described in Section 5 of Article II of the Plan.

     d. No member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                 ARTICLE II
                                STOCK OPTIONS
                                -------------

1.   Eligibility; Participation; Special Limitations.
     -----------------------------------------------

     a. Key employees of the Company, or of any subsidiary corporation or parent corporation of the Company, including directors who are employees, except as otherwise provided in the Plan, shall be eligible to receive Non-Qualified and Incentive Options under the Plan. The Board may determine by resolution that certain employees or classes of employees are not eligible to receive Options under the Plan. An individual who has been granted an Option may, if otherwise eligible, be granted additional Options if the Board shall so determine, provided, however, the number of Incentive Options which may be granted to an individual shall not exceed the maximum allotment described in the Plan.

     b. At the time a Non-Qualified Option is granted, there shall be a written
non-qualified   stock  option   agreement  (the   "Non-Qualified   Stock
Option Agreement") between the participant and the Company setting forth the terms and exercise periods with respect to the Non-Qualified Options granted.

     c. At the time an Incentive Option is granted, there shall be a written incentive stock option agreement (the "Incentive Stock Option
Agreement") between the participant and the Company setting forth the terms and exercise periods with respect to the Incentive Options granted.

     d. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or the shareholders of the Company, and no action taken by the Board, shall entitle a person to receive or have a right to receive any Option unless and until the Optionee has executed and delivered to the Company a Non-Qualified Stock Option Agreement or an Incentive Stock Option Agreement with respect to such option.

2.   Option Price.
     ------------

     a. The initial per share option price of any Non-Qualified Option shall be established by the Board, provided that the option price shall not be less than the fair market value of the Common Stock on the date of grant.

     b. The per share exercise price of any Incentive Option shall not be less than the fair market value of the Common Stock on the date of grant;
provided, however, that, in the case of a participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock in the Company, or to the extent applicable, any subsidiary corporation or parent corporation of the Company at the time an Incentive Option is granted to the participant (a "10% Shareholder"), the initial per share option price shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant.

     c. For the purposes of this Section, the fair market value of a share of Common Stock on any date shall be equal to the closing sale price of a share of the Common Stock as published by a national securities exchange on which the shares of the Common Stock are traded on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if shares of Common Stock are not listed on a national securities exchange on such date but are authorized for quotation in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System ("NMS"), the last transaction price per share as reported by NASDAQ NMS on such date or, if shares of Common Stock are not authorized for quotation in NASDAQ NMS on such date, the average of the bid and asked prices in the over the counter market or, if the Common Stock is not listed on a national securities exchange, quoted in NASDAQ NMS or quoted in the over the counter market, the fair market value of a share of the Common Stock on such date as shall be determined in good faith by the Board. In rendering its determination of the Common
Stock's fair market value, the Board shall comply with Section 422(b)(4) of the Code and the applicable regulations promulgated thereunder.

     d. For purposes of the Plan, the determination of the Board of the fair market value of a share shall be conclusive.

3.   Term During Which Options May Be Granted.
     ----------------------------------------

     No Option may be granted after the date on which Options granted to all Optionees shall equal 2,000,000 shares of Common Stock (the number of such shares being subject to adjustment as provided in Article III hereof). If an Option shall expire or terminate without having been exercised in full, any shares of Common Stock covered by that Option which are not purchased may be added to the shares otherwise available for Options to be granted pursuant to the Plan. Notwithstanding any other provision of this Plan to the contrary, any Option granted pursuant to this Plan must be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date of shareholder approval described in Section 4 of
Article IV.

4.   Term During Which Options May be Exercised.
     ------------------------------------------

     Participants shall be granted Options for such term as the Board shall determine. The term of any Option which is an Incentive Option shall not exceed ten (10) years from the date of the granting thereof; provided, however, in the case of a participant who is a 10% Shareholder at the time an Incentive Option is granted to the participant, the term with respect to such Incentive Option shall not be in excess of five (5) years from the granting thereof.

5.   Maximum Allotment of Incentive Options.
     --------------------------------------

     The aggregate fair market value of the shares of Common Stock (determined on the date of grant) for which a participant may be granted Incentive
Options which are exercisable for the first time in any particular calendar year (whether under the terms of the Plan or any other stock option plan of the Company, its parent corporation or any subsidiary corporation) shall not exceed $100,000. To the extent any Option which is intended to be an Incentive Option is granted to any participant fails to satisfy the requirements of this Section, the Incentive Option shall be treated as a Non-Qualified Option. This Section shall be applied by taking Options into account in the order in which they are granted.

6.   Exercise of Options.
     -------------------

     a. A participant may exercise each Option granted to the participant in such installments as the Board shall determine at the time of the grant thereof.

     b.  Except  as  otherwise  set  forth  in  the  Plan  or  the   applicable
Non-Qualified Stock Option Agreement or Incentive Stock Option Agreement, an Option may be exercised in whole or in part at any time or from time to time.

     c. An option may be exercised only by a written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment to the Company of the amount of the Option price for the number of shares of the Common Stock so specified: provided, however, that, if the Board shall in its sole discretion so determine at the time of the grant or exercise of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value, on the date of delivery (as determined in the manner set forth in Section 2(c) of this Article), equal to the portion of the Option price so paid. Options granted pursuant to the Plan shall be exercised by the Optionee as to all or part of the shares covered thereby by giving written notice of the exercise thereof to the corporate secretary of the Company at the principal business office of the Company, specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor: (i) in cash or by certified or official bank check, (ii) if the Board in its sole discretion determines under this Section 6(c) of Article II of the Plan, in shares of Common Stock, valued as of the date of exercise, of the same class as those to be granted by the exercise of the Option, or (iii) if the Board in its sole discretion determines, in a combination of the methods described in (i) and (ii) above. The Company will deliver the shares being purchased within five business days of receipt of notice, payment and any other items required under this Plan or the applicable Non-Qualified Stock Option Agreement or Incentive Stock Option Agreement to exercise Options by an Optionee.

     d. An Option may, in the discretion of the Board, include a reload stock option right which shall entitle the Optionee, upon (i) the exercise of such original Option prior to the Optionee's termination of employment and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Optionee for at least six months prior to the date of exercise, to receive a new option (the "Reload Option") to purchase, at the fair market value on the date of the exercise of the original Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Optionee in payment of the exercise price of the original Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Option with respect to which it is granted, except that in no event shall such Reload Option be exercisable within six months of its date of grant.

     e. To the extent that an Option is not exercised within the period of exercisability specified in the applicable Non-Qualified Stock Option Agreement or Incentive Stock Option Agreement, it shall expire as to the then unexercised part.

     f. In no event shall an Option granted pursuant to this Plan be exercised for a fraction of a share.

7.   Transferability.
     ---------------

     An Option granted pursuant to the Plan shall not be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution. Each Option granted to the Optionee may be exercised only by the Optionee, and after the death of Optionee, only by the person or persons to whom the rights under such Option pass by the laws of descent and distribution, all in accordance with this Plan.

8.   Termination of Employment.
     -------------------------

     a. Upon termination of employment of any participant with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to the participant, unless otherwise specified by the Board, shall, to the extent not previously exercised, terminate and become null and void provided that:

     (i) if any participant shall die while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when such participant was entitled to exercise an Option as herein provided, the legal representative of such participant, or such person who acquired such Option by bequest or inheritance or by reason of the death of the participant, may, not later than one (1) year from the date of death, exercise such Option with respect to the number of shares as to which such option was exercisable on the date of death, to the extent the Option has not been exercised with respect to all such shares;

     (ii) if the employment of any participant to whom such Option shall have been granted shall terminate by reason of the participant's retirement (at such age or upon such conditions as shall be specified by the Board), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and such participant is entitled to exercise such Option on the date of death, retirement, disability or dismissal, such participant shall have the right to exercise such Option so granted, to the extent the Option has not been exercised, in respect of any or all of such number of shares to which such Option has not been exercised at any time up to and including (A) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause and (B) one (1) year after the date of termination of employment in the case of termination by reason of disability.

     b. If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Board, immediately terminate with respect to any unexercised portion thereof. For the purposes of the plan, the term "for cause" shall mean (i) with respect to an employee who is a party to a written agreement with, or alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Board in its sole discretion, the term "for cause" shall mean: (A) the willful commission by an employee of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (B) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (C) the continuing willful failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" unless done or omitted to be done by the employee not in good faith without reasonable belief that the employee's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

     c. For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422 of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

     d. A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

     e.  Notwithstanding  anything  contained in this Plan to the  contrary, no
person   shall  be  entitled  to  exercise   any  Option  after  the  period
of exercisability of such Option as specified in the applicable Non-Qualified Stock Option Agreement or Incentive Stock Option Agreement.

     f. The Board may in its discretion extend the period during which a Non-Qualified Option may be exercised to such period, not to exceed three years following the termination of a participant's employment or service with the Company or subsidiary corporation or parent corporation of the Company, as the Committee may determine in its discretion to be appropriate in any particular instance.

9.   Change of Position; Disclaimer of Rights
     ----------------------------------------

     Except as otherwise provided in a Non-Qualified Stock Option Agreement or Incentive Stock Option Agreement, any change of an Optionee's duties or positions with the Company or with any subsidiary corporation or parent corporation of the Company shall not affect the Optionee's right to exercise Options granted pursuant to the Plan; provided, however, that no provision in the Plan or any Option shall be construed to confer upon the Optionee any right to be employed by the Company or any subsidiary corporation or parent corporation of the Company, or to interfere in any way with the right and authority of the Company or any subsidiary corporation or parent corporation of the Company either to increase or decrease the compensation of the Optionee, at any time, or to terminate any relationship or employment between the Optionee and the Company or any subsidiary corporation or parent corporation of the Company.

10.  Compliance with Law.
     -------------------

     Any person exercising an Option shall make such representations and agreements and furnish such information as the Board may in its discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any other applicable legal requirements.

11.  Issuance of Certificates; Legends.
     ---------------------------------

     a. Upon any exercise of an Option which may be granted hereunder and payment of the Option's purchase price, a certificate for the shares of Common Stock as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons. The Company may endorse such legend or legends upon the certificates for shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the Optionee with respect to such shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of shares transferred upon exercise of an Incentive Option granted under the Plan.

     b. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of Common Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

     c. The Company, in its discretion, may postpone the issuance and delivery of shares of Common Stock upon any exercise of an Option until completion of a securities exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate.

12.  Listing of Shares and Related Matters.
     -------------------------------------

     If at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

                                 ARTICLE III
                              STOCK ADJUSTMENTS

     1. The provisions of this Article shall be applicable to any Non-Qualified Option or Incentive Option awarded to any individual pursuant to Article II. Any adjustment of an Incentive Stock Option under this Article shall be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code.

     2. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted pursuant to the Plan, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company, and all other interested persons.

     3. Adjustments under this Article III shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                 ARTICLE IV
                                MISCELLANEOUS

1.   Amendment and Termination of Plan.
     ---------------------------------

     a. The Board may, in its discretion, at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan or any Option granted under the Plan.

     b. No amendment, suspension, or termination of the Plan shall, subject to Article III hereof, alter or impair any rights or obligations under any Option granted under the Plan without the consent of the Optionee.

2.   Fees and Expenses.
     -----------------

     Except as otherwise provided in this Plan, the Company will pay any and all fees and expenses necessarily incurred by the Company in connection with the administration of the Plan.

3.   Withholding for Taxes.
     ---------------------

     Any issuance of Common Stock pursuant to the exercise of an Option under the Plan shall not be made until appropriate arrangements satisfactory to the Board have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company (or any subsidiary or parent thereof) with respect to such Optionee. Such arrangements may, at the discretion of the Board, include allowing the Optionee to tender to the Company shares of Common Stock owned by the Optionee, which have an aggregate fair market value per share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Board.

     Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the Optionee is an officer or individual subject to Rule 16b-3, such tax withholding shall be automatically effectuated by the Company withholding the necessary number of shares of Common Stock (at the highest applicable marginal tax rate for individuals) from such Option exercise.

4.   Adoption and Effectiveness of Plan.
     ----------------------------------

     The Plan shall be adopted by resolution of the Company's Board on July 1, 1993, and shall be effective as of such date or a subsequent date set forth in such resolution, subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company within one (1) year of such adoption. Prior to such shareholder approval, Options may be granted under the Plan, but any such Option by its terms shall not be exercisable prior to such approval. If the Plan is not approved by the shareholders of the Company, the Plan shall terminate, and all Options granted under the Plan shall terminate and become null and void.

5.   No Obligation to Exercise Option.
     --------------------------------

     The granting of an Option shall impose no obligation on the Optionee to exercise such Option.

6.   Number; Gender.
     --------------

     Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

7.   Partial Invalidity.
     ------------------

     The invalidity of any provision contained in the Plan or any Non-Qualified Stock Option Agreement, Incentive Stock Option Agreement or any other documents or instrument evidencing the granting of an Option shall not be deemed to affect the validity of any other provision contained in the Plan or the applicable document.



8.   Governing Law.
     -------------

     The Plan and any related documents or instruments shall be governed and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused the Plan to be duly executed by its authorized officers as of the 1st day of July, 1993, as amended and restated on November 12, 1996 and as further amended on February 18, 1997.

                                                                APPENDIX B

PROXY

                           GREENFIELD INDUSTRIES, INC.

                   Annual Meeting of Stockholders-May 6, 1997

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS OF THE COMPANY

        The  undersigned  acknowledges  receipt of the Notice of Annual
Meeting of Stockholders and Proxy Statement of Greenfield Industries, Inc. (the "Company"), each dated March 25, 1997, and the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and appoints Gary L.
Weller and Glenda K. Moehlenpah, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held on May 6, 1997 at 9:30 a.m., Eastern Time, at the Radisson Riverfront Hotel__Augusta, Two Tenth Street, Augusta, Georgia 30901 and any adjournments thereof with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:

     1. To elect the following persons as directors of the Company to serve for a term of one year or until their successors are elected and qualified:

    ____  FOR all nominees listed below        ____ WITHHOLD AUTHORITY
          (except as marked to the contrary)   to vote all nominees listed below

                              John W. Burge, Jr.
                              Peter S. Finley
                              Paul W. Jones
                              Robert E. Lefton
                              Donald E. Nickelson
                              Robert W. Pratt, Jr.
                              Julian M. Seeherman
                              Dennis W. Sheehan

     2. To approve or disapprove amendments to the Companys Amended and Restated Employee Stock Option Plan:

                 ____ FOR         ____  AGAINST          ____  ABSTAIN


     3. To ratify or reject the appointment of Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending December 31, 1997:

                 ____ FOR         ____  AGAINST          ____  ABSTAIN

     4. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies discretion, and in their discretion.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 and 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                        Date:_______________________, 1997



                                        ___________________________________
                                              Name typed or printed


                                        ___________________________________
                                                     Signature



                                        ___________________________________
                                         Capacity (Title or Authority, i.e.,
                                                  Executor, Trustee)

                                        Please  date  and  sign  exactly  as
                                        your  name(s)  appears  on the  stock
                                        certificate.  If shares are held by
                                        joint tenants,  both should sign.  When
                                        signing as attorney, executor,
                                        administrator,  trustee or guardian,
                                        please give full title as such. If a
                                        corporation,  please sign in full
                                        corporate name by president or other
                                        authorized  officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.  This proxy votes
                                        all shares held in all capacities
                                        unless otherwise specified.

        PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN ADDITION, PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING.